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                                                                     EXHIBIT 3.2


                               AMENDED BYLAWS OF

                               GIGATRONICS, INC.

                            A California Corporation



                                   ARTICLE I

                                    Offices

         Section l. Principal Executive Office: The principal executive office of the corporation shall be at 2495 Estand Way, Pleasant Hill, California.

         The board of directors is granted full power and authority to change the principal executive office from one location to another in California.

         Section 2. Other Offices. Other offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            Meetings of Shareholders

         Section l. Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the corporation, or at such other place within or without the State of California which may be designated by the board of directors pursuant to the authority hereby granted to said board, or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be






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held at 2:00 p.m. on the second Tuesday in July provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

         Section 3. Notice - Annual meeting written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first class mail or other means of written communication, charges prepaid, addressed to such shareholder at the shareholder's address appearing on the books of the corporation or provided to the corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meetings and shall specify:

         (a) the place, date and hour of such meeting;

         (b) those matters which the board, at the time of the mailing of the notice, intends to present for action before the shareholders;

         (c) if directors are to be elected, the names of nominees intended, at the time of the notice, to be presented by management for election;

         (d) the general nature of a proposal, if any, to take action with respect to approval of: (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of preferred shares, if any; and





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         (e) such other matters, if any, as may be expressly required by statute.

         Section 4. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the California General Corporation Laws and the articles of incorporation of this corporation, may be called at any time by the chairman of the board, president or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the corporation, by written request to the chairman of the board, the president, a vice president or the secretary, who shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, except that in the case of a special meeting called by any person or persons other than the Board of Directors such notice shall be given not less than thirty five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall, in addition to the matters required by item (a), and if applicable, item (c) of the preceding section, specify the general nature of the business to be transacted and no business other than that specified in the notate may be transacted at said special meeting.

         Section 5. Adjourned Meeting and Notice Thereof. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from





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time to time by majority vote of the shares present in person or represented by proxy, but in the absence of a quorum, no business (except as provided in Section 8(d) below "Quorum") may be transacted at such meeting. No notice of an adjourned meeting need be given other than by announcement of the time and place thereof at the meeting at which such adjournment is taken unless the meeting is adjourned for 45 days or more or unless a new record date for the adjourned meeting is fixed after adjournment.

         Section 6. Validation of Defectively Called or Noticed Meetings. The transactions at any meeting of shareholders, however called and noticed, shall be as valid as though had at a meeting held after regular call and notice, if a quorum is present and if either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 7. Action Without Meeting.

         (a) Election of Directors. Directors may be elected, without a meeting by written consent, setting forth the action so taken, signed by all of the persons entitled to vote for the election of directors. A director may be elected at any time to fill a vacancy not filled by the directors by the written





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consent of persons holding a majority of the shares entitled to vote for the election of directors.

         (b) Other Action. Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and, except as hereinafter set forth, without notice, by written consent, setting forth the action so taken, signed by the holders of not less than the number of shares necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the consents of all of the shareholders entitled to vote have been solicited in writing, no notice need be given of the action so taken. If consents were not solicited in writing and the written consents of all of the shareholders entitled to vote were not obtained, prompt notice of the action taken shall be given to the shareholders not consenting. As to proposed shareholder approval of any of the following matters, notice to the shareholders not consenting in writing shall be given in the manner provided in Article II, Section 3, of these bylaws at least ten (10) days before consummation of the action authorized by such approval:

         (i) a contract or other transaction with an interested director,

         (ii) indemnification of an agent of the corporation as authorized by
         Section 6, Article V, of these Bylaws,

         (iii) a reorganization the corporation as defined in Section 181 of the General Corporation Law, or

         (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any.

         (c) Notice of Action by Consent of Majority. Prompt notice of the taking of any corporate action approved by the shareholders without a meeting by





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less then unanimous written consent shall be given to the shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner provided in Section 3, Article II, of these Bylaws.

         (d) Record Date. Unless the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the date on which such written consent is first given.

         (e) Revocation of Written Consent. A written consent may be revoked by the shareholder by writing received by the corporation prior to the time that the written consents of the number of shares required to authorize the proposed action have been received by the secretary of the corporation. Such a revocation shall be effective upon receipt by the secretary.

         Section 8. Voting.

         (a) Record Date. Unless a record date for voting purposes be fixed, as provided in Section 7, Article V, of these Bylaws, then, subject to the provisions of California General Corporation Law Sections 702 and 704, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given, or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

         (b) Manner of Voting. Vote may be via voice or by ballot; provided however, at all elections for directors, vote must be by ballot upon demand by a shareholder made at any election before the voting begins.

         (c) Cumulative Voting. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his or her votes



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provided that the name of the candidate has been placed in nomination prior to voting and that any shareholder, at the meeting, prior to voting, has given notice of his or her intention to cumulate his or her votes.

         If votes for directors are cumulated, each shareholder may give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or to distribute the votes on the same principle among as many candidates as the shareholder desires. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         (d) Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

         (e) Proxies. Persons entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by written proxy executed by the person or that person's authorized agent and filed with the secretary of the corporation; provided, however, no proxy shall be valid after 11 months from the date of its execution unless the proxy provides the length of time for which the proxy is to continue in force, which in no case shall exceed the duration permitted by law.

         (f) Revocation of Proxy. A duly executed proxy continues in full force and effect until: (i) an instrument revoking it, or a duly executed proxy



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bearing a later date is filed with the secretary of the corporation, prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted.

         Section 9. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be nominated. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

         The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and



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tabulating all votes or consents; determining when the polls shall close;
determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

         The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                  ARTICLE III

                                   Directors

         Section 1. Powers. Subject to limitations of the articles of incorporation and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

         (a) To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the bylaws, fix



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their compensation and require from them security for faithful service.

         (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws, as they may deem best.

         (c) To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal; to prescribe the forms of certificates of stock; to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

         (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

         (f) By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of





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two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the board of directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

               (i) the approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

               (ii) the filling of vacancies on the board or in any committee;

               (iii) the fixing of compensation of the directors for serving on the board or on any committee;

               (iv)      the adoption, amendment or repeal of bylaws;

               (v)       the amendment or repeal of any resolution of the board;

               (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

               (vii) the appointment of other committees of the board or the members thereof.

         Section 2. Number and Qualification of Directors. The number of directors of the corporation shall not be less than three (3) nor more than five (5) until changed by amendment of the articles of incorporation or by a bylaw





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amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a bylaw specifying or changing the minimum number or changing from a variable to a fixed board, or vice versa, may only be adopted by approval of the outstanding shares and provided further that a bylaw or amendment of the articles reducing the authorized number or the minimum number of directors below five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors.

         Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the board.

         Section 4. Vacancies. A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any





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director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         (a) Filling Vacancies. Vacancies in the board of directors, including a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

         (b) The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

         (c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, (i) any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders, or (ii) the superior court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any directors shall terminate upon such election of a successor.

         Section 5. Resignation of Director. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary of the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.





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         Section 6. Effect of Reduction in Number. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 7. Place of Meeting. Regular meetings of the board of directors shall be held at any place within or without the state which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

         Section 8. Meetings.

         (a) Organization Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

         (b) Regular Meetings. Regular meetings of the board of directors shall be held, without call, at the time and place fixed by the board. Notice of all regular meetings is hereby dispensed with except as provided hereinbelow.

         (c) Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors and shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not





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specify the purpose of any special meeting of the board. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         (d) Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         (e) Place of Meeting. Meetings of the board may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the board.

         (f) Participation by Conference Call. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this subdivision constitutes presence in person at such meeting.

         (g) Quorum. A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business.

         Section 9. Notice of Meeting. Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid,





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addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone or telegraph, as above provided, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.

         Section 10. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

         Section 11. Action at a Meeting - Required Vote. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.





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         Section 12. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

                                   ARTICLE IV

                                    Officers

         Section 1. Officers. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

         Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. Subordinate Officers, Etc. The board of directors may appoint, and may empower the chairman of the board or the president, whichever of such officers is serving as the chief executive officer of the corporation, to appoint such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform





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such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employments).

         Any officer may resign at any time by giving written notice to the board of directors or to the chairman of the board or the president, whichever of such officers is serving as the chief executive officer of the corporation, or to the secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws,for regular appointments to such office.

         Section 6. Chairman of the Board. If there shall be a chairman of the board, who is not a full-time employee of the corporation, such officer shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors. If such officer is a full-time employee of the





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corporation, he shall be the chief executive officer of the corporation, and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 7. President. If there shall be no chairman of the board or if such officer is not a full-time employee of the corporation, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have the powers and duties set forth hereinabove for a chairman of the board who is a full-time employee of the corporation. If there shall be a chairman of the board who is full-time employee of the corporation, the president, in the absence or disability of the chairman of the board, shall if present, preside at all meetings of the board of director and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board.

         Section 8. Vice-President. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws.





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         Section 9. Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         Section 10. Treasurer. The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a





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reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

         The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chairman of the board, the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                   ARTICLE V

                                 Miscellaneous

                  Section 1. Inspection of Corporate Records.

         (a) Shareholder. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder. Such inspection by a shareholder may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         (b) Director. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every





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
kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

             Section 2. Waiver of Annual Reports to Shareholders. As provided by Section 1501(a) of the California General Corporation Law, the annual report to shareholders is hereby expressly waived.

             Section 3. Contracts, Etc., How Executed. The board of directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

             Section 4. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such





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
officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         (a) Legend Stock. Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

         (b) Issuance Before Full Payment. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

         (c) Lost or Destroyed Certificates. No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405





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
of the California Commercial Code.

         Section 5. Representation of Shares of Other Corporations. The president or any vice-president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         Section 6. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

         (a) Definitions: Agent; Proceeding; Expenses. For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (3) of subdivision
(e).

(b)      Power to Indemnify Agent.

         (i) The corporation shall have power to indemnify any person who was or





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
is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(ii) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subdivision (b):

         (A) In respect of any claim, issue or matter as to which such person





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
shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

         (B) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

         (C) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(c) Expenses. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(d) Vote Authorizing Indemnification. Except as provided in subdivision (c), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by:

(i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii) Approval of the shareholders by majority vote, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(iii) The court in which such proceeding is or was pending upon application made





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
by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

(e) Advancement of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

(f) Validity and Limitation. No provision made by a corporation to indemnify its or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the articles, bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with this section. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(g) No indemnification or advance shall be made under this section, except as provided in subdivision (c) or paragraph (iii) of subdivision (d), in any circumstance where it appears:

(i) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.





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
(h) Purchase of Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

(i) Trustee, Etc. Excluded. This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by General Corporation Law subdivision
(f) of Section 207.

Section 7. Record Date. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of constructions and definitions contained in the California General Corporation Law shall govern the construction of these bylaws.
                                   ARTICLE VI

                                   Amendments





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         Section 1. Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares except as otherwise provided by law or by the articles of incorporation.

         Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors provided, however, that the board of directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 2 of Article III of these bylaws.





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